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                                                                EXHIBIT 99.15(c)


                      PRUDENTIAL DEVELOPING MARKETS FUND
                         Distribution and Service Plan
                               (Class C Shares)
                                --------------



                                 Introduction
                                 ------------

     The Distribution and Service Plan (the Plan) set forth below which is designed to conform to the requirements of Rule 12b-1 under the Investment Company Act of 1940 (the Investment Company Act) and Rule 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc. (NASD) has been adopted by Prudential Developing Markets Fund (the Fund) and by Prudential Securities Incorporated (Prudential Securities), the Fund's distributor (the Distributor).

     The Fund has entered into a distribution agreement pursuant to which the Fund will employ the Distributor to distribute Class C shares issued by one or more investment series of the Fund (each, a Series, and collectively, the Series). Under the Plan, the Fund wishes to pay to the Distributor, as compensation for its services, a distribution and service fee with respect to Class C shares.

     A majority of the Board of Trustees of the Fund, including a majority who are not "interested persons" of the Fund (as defined in the Investment Company
Act) and who have no direct or indirect financial interest in the operation of this Plan or any agreements related to it (the Rule 12b-1 Trustees), have determined by votes cast in person at a meeting called for the purpose of voting on this Plan that there is a reasonable likelihood that adoption of this Plan will benefit the Fund and its shareholders of its Series that offer Class C shares. Expenditures under this Plan by the Fund for Distribution Activities (defined below) are primarily intended to result in the
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sale of Class C shares of the Fund within the meaning of paragraph (a)(2) of
Rule 12b-1 promulgated under the Investment Company Act.

     The purpose of the Plan is to create incentives to the Distributor and/or other qualified broker-dealers and their account executives to provide distribution assistance to their customers who are investors in Class C shares of a Series of the Fund, to defray the costs and expenses associated with the preparation, printing and distribution of prospectuses and sales literature and other promotional and distribution activities and to provide for the servicing and maintenance of shareholder accounts.

                                 The Plan
                                 --------

     The material aspects of the Plan are as follows:

1.   Distribution Activities
     -----------------------

     The Fund shall engage the Distributor to distribute Class C shares of the Fund's Series and to service shareholder accounts using all of the facilities of the Prudential Securities distribution network including sales personnel and branch office and central support systems, and also using such other qualified broker-dealers and financial institutions as the Distributor may select, including Pruco Securities Corporation (Prusec). Services provided and activities undertaken to distribute Class C shares of the Fund's Series are referred to herein as "Distribution Activities."


2.   Payment of Service Fee
     ----------------------

     The Fund shall pay to the Distributor as compensation for providing personal service and/or maintaining shareholder accounts a service fee of .25 of 1% per annum of the average daily net assets of the Class C shares (service fee) of each Series of the

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Fund.  The Fund shall calculate and accrue daily amounts payable by the Class C shares of a Series hereunder and shall pay such amounts monthly or at such other intervals as the Board of Trustees may determine.

3.   Payment for Distribution Activities
     -----------------------------------

     The Fund shall pay to the Distributor as compensation for its services a distribution fee of .75 of 1% per annum of the average daily net assets of the Class C shares of a Series for the performance of Distribution Activities. The Fund shall calculate and accrue daily amounts payable by the Class C shares of a Series hereunder and shall pay such amounts monthly or at such other intervals as the Board of Trustees may determine. Amounts payable under the Plan shall be subject to the limitations of Rule 2830 of the NASD Conduct Rules.

     Amounts paid to the Distributor by the Class C shares of a Series will not be used to pay the distribution expenses incurred with respect to any other class of shares of the Series except that distribution expenses attributable to the Series as a whole will be allocated to the Class C shares according to the ratio of the sale of Class C shares to the total sales of the Series' shares over the Fund's fiscal year or such other allocation method approved by the Board of Trustees. The allocation of distribution expenses among classes and Series will be subject to the review of the Board of Trustees.

     The Distributor shall spend such amounts as it deems appropriate on Distribution Activities which include, among others:

          (a) sales commissions (including trailer commissions) paid to, or on account of, account executives of the Distributor;

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          (b) indirect and overhead costs of the Distributor associated with performance of Distribution Activities including central office and branch expenses;

          (c) amounts paid to Prusec for performing services under a selected dealer agreement between Prusec and the Distributor for sale of Class C shares of a Series of the Fund, including sales commissions and trailer commissions paid to, or on account of, agents and indirect and overhead costs associated with Distribution Activities;

          (d) advertising for the Fund in various forms through any available medium, including the cost of printing and mailing Series prospectuses, statements of additional information and periodic financial reports and sales literature to persons other than current shareholders of the Fund; and

          (e) sales commissions (including trailer commissions) paid to, or on account of, broker-dealers and other financial institutions (other than Prusec) which have entered into selected dealer agreements with the Distributor with respect to Class C shares of a Series of the Fund.


4.   Quarterly Reports; Additional Information
     -----------------------------------------

     An appropriate officer of the Fund will provide to the Board of Trustees of the Fund for review, at least quarterly, a written report specifying in reasonable detail the amounts expended for Distribution Activities (including payment of the service fee) and the purposes for which such expenditures were made in compliance with the requirements of Rule 12b-1. The Distributor will provide to the Board of Trustees of the Fund such additional information as they shall from time to time reasonably request, including information about Distribution Activities undertaken or to be undertaken by the Distributor.

     The Distributor will inform the Board of Trustees of the Fund of the commissions and account servicing fees to be paid by the Distributor to account executives of the Distributor and to broker-dealers and other financial institutions which have selected

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dealer agreements with the Distributor.

5.   Effectiveness; Continuation
     ---------------------------

     This Plan became effective on the date of its approval by a vote of a majority of the Board of trustees of the Fund and a majority of the Rule 12b-1 Trustees cast in person at a meeting called for the purpose of voting on the approval of the Plan.

     The Plan shall, unless earlier terminated in accordance with its terms, continue in full force and effect thereafter for so long as such continuance is specifically approved at least annually by a majority of the Board of Trustees of the Fund and a majority of the Rule 12b-1 Trustees by votes cast in person at a meeting called for the purpose of voting on the continuation of the Plan.

6.   Termination
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     This Plan may be terminated at any time by vote of a majority of the Rule
12b-1 Trustees, or by vote of a majority of the outstanding voting securities (as defined in the Investment Company Act) of the Class C shares of a Series of the Fund. The termination of this Agreement with respect to the Class C Shares of any Series shall not result in the termination of this Agreement with respect to the Class C Shares of any other Series unless explicitly so provided.

7.   Amendments
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     The Plan may not be amended to change the combined service and distribution expenses to be paid as provided for in Sections 2 and 3 hereof so as to increase materially the amounts payable under this Plan unless such amendment shall be approved by the vote of a majority of the outstanding voting securities (as defined in the Investment Company Act) of the Class C shares of the Series of the Fund that would be

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affected by such increase. All material amendments of the Plan shall be approved by a majority of the Board of Trustees of the Fund and a majority of the Rule 12b-1 Trustees by votes cast in person at a meeting called for the purpose of voting on the Plan.

8.   Rule 12b-1 Trustees
     -------------------

     While the Plan is in effect, the selection and nomination of the Rule 12b-1 Trustees shall be committed to the discretion of the Rule 12b-1 Trustees.

9.   Records
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     The Fund shall preserve copies of the Plan and any related agreements and all reports made pursuant to Section 4 hereof, for a period of not less than six years from the date of effectiveness of the Plan, such agreements or reports, and for at least the first two years in an easily accessible place.



Dated:  June 1, 1998

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